UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
PDC 2005-B Limited Partnership

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Explanatory Note
Filed Document
This filing consists of an email relating to the proposed repurchase of PDC 2005-A Limited Partnership (“2005-A”), PDC 2005-B Limited Partnership (“2005-B”) and Rockies Region Private Limited Partnership (“RRPLP,” and together with 2005-A and 2005-B, each, a “Partnership” and collectively, the “Partnerships”) by Petroleum Development Corporation, the managing general partner of the Partnership (“PDC” or the “Managing General Partner”).
Forward-Looking Statements
All statements in this communication that are not statements of historical fact are forward-looking statements, including particularly statements of the plans, strategies, objectives and goals of management for future operations, any statements regarding future economic conditions or performance, statements of believe and any statements of assumptions underlying any of the foregoing. Words such as expects, anticipates, intends, plans, believes, seeks estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein, which include statements of estimated natural gas and oil production and reserves, drilling plans, future cash flows, anticipated liquidity, anticipated capital expenditures and the strategies, plans and objectives of PDC. However, these words are not the exclusive means of identifying forward-looking statements herein. PDC now conducts business under the name “PDC Energy.”
Forward-looking statements are inherently subject to risks and uncertainties, including risks and uncertainties incidental to the development, production and marketing of natural gas and oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: changes in production volumes, worldwide demand, and commodity prices for natural gas and oil; changes in estimates of proved reserves; the timing and extent of each Partnership’s success in further developing and producing such Partnership’s natural gas and oil reserves; the Managing General Partner’s ability to acquire drilling rigs, supplies and services at reasonable prices; risks incident to the recompletion and operation of natural gas and oil wells; future production and well recompletion costs; the availability of Partnership future cash flows for investor distributions or funding of Well Recompletion Plan activities; the timing and closing, if consummated, of the proposed mergers of the Partnerships with and into PDC’s wholly-owned subsidiary, DP 2004 Merger Sub, LLC; the availability of funding for the consideration payable by PDC and its wholly-owned subsidiary, DP 2004 Merger Sub, LLC to consummate the merger; the availability of sufficient pipeline and other transportation facilities to carry Partnership production and the impact of these facilities on price; the effect of existing and future laws, governmental regulations and the political and economic climate of the United States of America; changes in environmental laws and the regulations and enforcement related to those laws; the identification of and severity of environmental events and governmental responses to the events; the effect of natural gas and oil derivatives activities; conditions in the capital markets and losses possible from pending or future litigation.
Each Partnership cautions you not to place undue reliance on forward-looking statements. Forward-looking statements included in this document speak only as of the date of this document. Other than as required under the securities laws, each Partnership undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this report or currently unknown facts or conditions or the occurrence of unanticipated events. The Schedules 13E-3 filed with the SEC for each Partnership with respect to the proposed mergers will be amended to report any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
Additional Information about the Proposed Transaction and Where You Can Find It
Each Partnership urges the reader to carefully review and consider the cautionary statements made in each Partnership’s definitive proxy statement, dated February 4, 2011 (each, a “proxy statement”) filed with the Securities and Exchange Commission (the “SEC”), each Partnership’s annual report on Form 10-K for the year ended

December 31, 2009 filed with the SEC (“2009 Form 10- K”), and each Partnership’s other filings with the SEC and public disclosures. The information contained in this filing is qualified in its entirety by the information contained in each Partnership’s proxy statement, including the appendices thereto, 2009 Form 10-K, other filings with the SEC and public disclosures. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. 2005-B does not take responsibility for the accuracy of any information included in the SEC filings and public disclosures of 2005-A and RRPLP, and such information shall not, by reason of this reference, be deemed to be incorporated by reference in, or otherwise be deemed to be part of, this filing.
Information Regarding Participants
PDC, in its capacity as the managing general partner of the partnership, is soliciting the proxy of holders of limited partnership units of the Partnerships pursuant to the proxy statement. PDC has retained PDC Securities Incorporated to assist in the solicitation of proxies from holders of limited partnership units. In addition to solicitation by use of the mail, directors, officers and employees of PDC may solicit proxies in person or by telephone or other means of communication. The directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with the solicitation. Information regarding persons who may, under the rules of the SEC, be considered participants in the solicitation of the investors in connection with the proposed transaction is set forth in the proxy statement. You can also find additional information about PDC’s executive officers and directors in the document. You can obtain a free copy of this document at the SEC’s web site at www.sec.gov.

March 8, 2011
Re: 2005 Partnership Purchase Offers
Please note the following two changes regarding the proposed transaction involving the 2005 partnerships: (1) we are proposing to increase the merger consideration offered to investor partners for their limited partnership units as described below, and (2) we anticipate asking the investor partners to adjourn and delay the special meeting, in order to, among other things, permit us to provide them with year-end financial statements for their respective partnership(s).
Merger Consideration Increase. Since our initial valuation of the 2005 Partnerships in early October, both crude oil and, to a much lesser extent, natural gas prices have increased due to the unrest in the Middle East and an improved overall global economic outlook. Therefore we have re-evaluated our offer price using 100% of an updated the five-year NYMEX forward pricing strip as of February 17, 2011 and have decided to offer additional cash consideration to investing partners in the three partnerships as outlined below:

	Original Merger	New Merger
Partnership	Consideration Per Unit	Consideration Per Unit
PDC 2005-A	$7,000	$8,060
PDC 2005-B	$5,506	$6,544
Rockies Region LP	$6,603	$8,182
We have filed a preliminary proxy supplement with the Securities and Exchange Commission reflecting these anticipated amount increases. SEC filings that have been made by PDC or the partnerships are available to the public over the internet at the SEC’s web site at http://www.sec.gov.
Anticipated Delay of Meeting Date. We are proceeding with providing the year-end audited financial statements for each of the three 2005 partnerships. We anticipate those audits will be completed by the end of March. If the investing partners approve the adjournment of the meeting scheduled to be held on March 25, 2011, the proxy would then be supplemented to include those financial statements. Assuming timely clearance from the SEC’s proxy disclosure review process, we plan to mail the definitive proxy supplements to the investing partners in late April or early May. We expect that the unit holder meeting date would be scheduled four to six weeks after such mailing.
•	If your client has already voted their proxy, it is not necessary for them to re-vote unless they would like to change their vote.

•	If they have not yet voted their proxy, they may cast their vote by visiting our website at http://www.pdcgas.com/castmyvote.cfm or by completing, dating, signing and returning the proxy card received with their definitive statement to PDC at 120 Genesis Blvd, Bridgeport, WV 26330.

•	If your client has already voted their proxy, and wishes to change their vote, they may visit our website at http://www.pdcgas.com/castmyvote.cfm or they may complete, date, sign and mail the proxy card received with the definitive proxy statement to the address listed above.

•	Investing partners may also change their vote by attending the special meeting and voting in person. Investing partners who attend the special meeting may vote in person, even if they have previously delivered a signed proxy, including a proxy voted over the internet. Votes will be accepted until 10:00 a.m. on March 25, 2011, the date of the Special Meeting and closing date of this transaction.
We will be mailing notice of this additional cash consideration being offered to the investing partners today. A copy of your client’s letter is available at www.pdcgas.com, under the Registered Rep section, Repurchase Update.
If you have any questions, please call us at 877-395-3228 or email questions to pdcgas@pdcgas.com.